UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

OpenWorld, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a–101) per Item 1 of this Schedule and Exchange Act Rules 14c–5(g) and 0–11

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF openworld, inc.

openworld, inc.

801 International parkway, fifth floor

lake mary, florida 32746

(585) 736-9400

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS

Dear Stockholders:

The enclosed information statement (the “Information Statement”) is being provided to the stockholders of record on November 3, 2026 (the “Record Date”) of OpenWorld, Inc., a Nevada corporation (the “Company,” “we,” “our,” or “us”) to inform our stockholders of corporate actions taken by written consent of stockholders holding a majority of our issued and outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”).

On November 3, 2026, the holders of a majority of the voting power of the Company (the “Consenting Stockholders”) approved by written consent in accordance with Section 78.320 of the Nevada Revised Statutes, the issuance of an aggregate of 5,035,970 shares (the “Warrant Shares”) of Common Stock upon the exercise of Series A Common Stock purchase warrants (the “Series A Common Warrants”) to purchase up to an aggregate of 2,517,985 shares of Common Stock, and Series B Common Stock purchase warrants (the “Series B Common Warrants” and together with the Series A Common Warrants the “Common Warrants”) to purchase up to an aggregate of 2,517,985 shares of Common Stock, issued on October 30, 2026, to an institutional investor (the “Purchaser”), in a registered direct offering pursuant to a securities purchase agreement dated October 29, 2026 (the “Purchase Agreement”). The Consenting Stockholders approved the issuance of the Warrant Shares upon the exercise of the Common Warrants in accordance with their terms (the “Warrant Share Issuance”) as required by the Purchase Agreement and for the purposes of Nasdaq Listing Rule 5635(d).

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the approval of the Warrant Share Issuance will not be effective until a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

The enclosed Information Statement contains additional information pertaining to the matters acted upon.

BY ORDER OF THE BOARD OF DIRECTORS
OF OPENWORLD, INC.

Matthew Shaw
Chief Executive Officer and Chairman of the Board of Directors November , 2026

i

openworld, inc.

801 international parkway, fifth floor

lake mary, florida 32746

(585) 736-9400

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This information statement (the “Information Statement”) is furnished to the stockholders of OpenWorld, Inc., a Nevada corporation (the “Company,” “we,” “our,” or “us”), at the close of business on November 3, 2026 (the “Record Date”), in connection with actions taken by written consent of stockholders holding at least a majority of our issued and outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”).

On November 3, 2026, the holders of a majority of the voting power of the Company (the “Consenting Stockholders”) approved by written consent in accordance with Section 78.320 of the Nevada Revised Statutes (the “NRS”), the issuance of an aggregate of 5,035,970 shares (the “Warrant Shares”) of Common Stock upon the exercise of Series A Common Stock purchase warrants (“Series A Warrants”) to purchase up to an aggregate of 2,517,985 shares of Common Stock (the “Series A Warrant Shares”), and Series B Common Stock purchase warrants (the “Series B Warrants”, together with the Series A Warrants the “Common Warrants”) to purchase up to an aggregate of 2,517,985 shares of Common Stock, issued on October 30, 2026, to an institutional investor (the “Purchaser”), in a registered direct offering (the “Offering”) pursuant to a securities purchase agreement dated October 29, 2026 (the “Purchase Agreement”). The Consenting Stockholders approved the issuance of the Warrant Shares upon the exercise of the Common Warrants in accordance with their terms (the “Warrant Share Issuance”), as required by the Purchase Agreement and for the purposes of Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”).

The Consenting Stockholders consist of stockholders owning and having authority to vote on 7,849,098 shares of our Common Stock representing approximately 50.27% of the issued and outstanding shares of Common Stock on November 3, 2026.

Dissenting stockholders do not have any statutory appraisal rights related to the Warrant Share Issuance. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Warrant Share Issuance, and your consent is not required and is not being solicited in connection with the approval of the Warrant Share Issuance. All necessary corporate approvals for the Warrant Share Issuance have been obtained.

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to inform our stockholders of the action taken by written consent and shall serve as written notice thereof.

Pursuant to Rule 14c-2 under the Exchange Act, the approval of the Warrant Share Issuance will not be effective until a date at least twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date.

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QUESTIONS AND ANSWERS ABOUT THE INFORMATION STATEMENT

What is the purpose of this Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to inform our stockholders as of the close of business on the Record Date of the actions taken by written consent. The Consenting Stockholders holding a majority of our outstanding voting capital stock have authorized by written consent the approval of the Warrant Share Issuance as outlined in this Information Statement, which approval will be effective on a date that is at least twenty (20) calendar days after the mailing of this Information Statement.

Who is entitled to notice?

Each outstanding share of our Common Stock on the close of business on the Record Date is entitled to notice of each matter voted on by the Consenting Stockholders. The Consenting Stockholders as of the close of business on the Record Date held the authority to cast votes in excess of fifty percent (50%) of our outstanding voting power and have authorized by written consent the approval of the Warrant Share Issuance. Under Section 78.320 of the NRS, stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the Company’s stockholders.

What constitutes the voting shares of the Company?

The voting power entitled to vote on the Warrant Share Issuance consists of the vote of the holders of a majority of our voting securities as of the Record Date. As of the Record Date, our voting securities consisted of 15,615,199 shares of Common Stock entitled to cast a total of 15,615,199 votes.

What corporate matters did the Consenting Stockholders vote for, and how did they vote?

The Consenting Stockholders approved by written consent the Warrant Shares Issuance.

What vote is required to approve the Warrant Share Issuance?

Pursuant to Section 78.320 of the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Warrant Share Issuance. Other than the approval by the Consenting Stockholders, which we have already obtained, no further vote is required for approval of the Warrant Share Issuance.

Who is paying the cost of this Information Statement?

We will pay for the preparation, printing and mailing of this Information Statement.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Information Statement contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements generally can be identified by the use of words such as “could,” “may,” “will,” “shall,” “intend,” and other words of similar meaning, and include, among other things, the date the Common Warrants will become exercisable and any dilutive effect to current stockholders or adverse effect to the market price of our Common Stock upon the sale of the Warrant Shares in the public market. Each forward-looking statement contained in this Information Statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: transaction and public-company costs; changes in laws, regulations or regulatory interpretations affecting digital assets, tokenization, securities, commodities, money transmission, sanctions or privacy; volatility and illiquidity in digital asset markets; concentration of customers and revenue; dependence on key personnel and third-party providers; cybersecurity incidents; accounting judgments, purchase-price allocation and internal-control matters; the Company’s ability to obtain financing and satisfy Nasdaq requirements; litigation; and the risks and uncertainties identified under our Annual Report on Form 10-K, as well as other information we have or may file with the SEC from time to time.

We caution investors not to place considerable reliance on the forward-looking statements contained in this Information Statement. You should read this Information Statement completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this Information Statement are made as of the date of this Information Statement, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. This Information Statement does not purport to summarize all of the conditions, risks and other attributes of an investment in our company.

VOTES REQUIRED AND RELATED INFORMATION

Section 78.320 of the NRS generally provides that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, our Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated Bylaws, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company. In accordance with the NRS, the affirmative vote on the Warrant Share Issuance of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Warrant Share Issuance.

In order to eliminate the costs and management time involved in holding a special meeting, the Board determined that it was in the best interests of all of our stockholders that this Information Statement to be mailed to all stockholders as notice of the action taken by the Consenting Stockholders.

As of the Record Date, there were 15,615,199 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. Accordingly, for the approval of each of the Warrant Share Issuance, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 7,807,600 votes, was required for approval. The Consenting Stockholders combined to account for an affirmative vote of 7,849,098 votes, which exceeds the required number of votes in favor of the Warrant Share Issuance.

NO MEETING OF STOCKHOLDERS REQUIRED

The Board does not intend to solicit any proxies or consents from any other stockholders in connection with the Warrant Share Issuance, and your consent is not required and is not being solicited in connection with the approval of the Warrant Share Issuance. The Consenting Stockholders hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Warrant Share Issuance.

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CONSENTING STOCKHOLDERS

On November 3, 2026, the following Consenting Stockholders consented in writing to the Warrant Share Issuance:

Name	Class of Shares Held	No. of Shares	No. of Votes	Percentage of Outstanding Votes
Matthew Shaw	Common Stock	685,923	685,923	4.39%
Webslinger Holdings Inc.	Common Stock	4,989,997	4,989,997	31.96%
GM Consulting Group Inc.	Common Stock	386,348	386,348	2.47%
LB2 Capital Partners LLC	Common Stock	17,077	17,077	0.11%
Shuttle Protocol LLC	Common Stock	579,522	579,522	3.71%
Sepehr Radjpoust	Common Stock	205,769	205,769	1.32%
Tyler Butts	Common Stock	205,769	205,769	1.32%
Nicole d’Avis	Common Stock	81,906	81,906	0.52%
Mary Stephanie Vergara	Common Stock	27,431	27,431	0.18%
Heinrich Daniel Els	Common Stock	27,431	27,431	0.18%
Kim & Associates Advisory Inc.	Common Stock	376,858	376,858	2.41%
Patrick Kim	Common Stock	57,387	57,387	0.37%
Ryan Yue	Common Stock	34,279	34,279	0.22%
Sungmeen Hong	Common Stock	173,400	173,400	1.11%

		Total:	7,849,098	50.27%

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Warrant Share Issuance.

CHANGE OF CONTROL

On February 11, 2026, VerifyMe, Inc., a Nevada corporation (“VerifyMe”) entered into an Agreement and Plan of Merger (as subsequently amended, the “Merger Agreement”) with VRME Subsidiary Corp., a Nevada corporation and wholly owned subsidiary of VerifyMe (“Merger Sub”), and Open World Ltd., a Cayman Islands exempted company (“Legacy OpenWorld”).

On September 30, 2026, in accordance with the terms of the Merger Agreement, among other things, Merger Sub merged with and into Legacy OpenWorld, with Legacy OpenWorld surviving the merger as a wholly owned direct subsidiary of VerifyMe (the “Merger”). The Merger closed and became effective at 11:00 a.m., Eastern Time, on September 30, 2026 (the “Effective Time”), at which time our business became primarily the business conducted by Legacy OpenWorld. The Company is now a technology-powered digital assets and blockchain innovation company that co-architects and takes principal positions in enterprise blockchain initiatives alongside sovereign governments, institutional partners, and major enterprises. In connection with the completion of the Merger, we changed our name from “VerifyMe, Inc.” to “OpenWorld, Inc.” by filing a Certificate of Amendment to our Amended and Restated Articles of Incorporation, as amended, with the Nevada Secretary of State on September 29, 2026, which became effective October 1, 2026.

At the effective time of the Merger, each outstanding ordinary share of Legacy OpenWorld was converted into a share of VerifyMe common stock at a ratio of 1:77.27. As a result of the Merger and the issuance of the merger consideration, immediately upon the effective time of the Merger: (i) holders of equity interests in Legacy OpenWorld were issued 11,686,124 shares of common stock, held options assumed by the Combined Company exercisable for an additional 2,096,093 shares of common stock, and owned approximately 85.48% of the fully diluted equity of the Combined Company; (ii) certain business partners and consultants to whom Legacy OpenWorld was contractually obligated to issue warrants upon the Combined Company’s successful listing on Nasdaq were issued warrants exercisable for an aggregate of 300,000 shares of common stock; (iii) Maxim Partners LLC, who served as financial advisor to Legacy OpenWorld, was issued 361,082 shares of common stock and owned approximately 2.25% of the fully diluted equity of the Combined Company; and (iv) holders of equity interests in VerifyMe continued to hold 1,425,154 shares of common stock, equity interest convertible into an aggregate of 179,657 shares of common stock, and owned approximately 10% of the fully diluted equity of the Combined Company. Immediately after giving effect to the Merger, there were approximately 13,407,360 shares of Combined Company common stock issued and outstanding with an aggregate of 16,048,110 shares issuable on a fully diluted basis. These numbers include shares of common stock that we issued upon vesting and settlement of certain outstanding VerifyMe equity awards at the effective time of the Merger.

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APPROVAL OF THE WARRANT SHARE ISSUANCE

Registered Direct Offering

On October 29, 2026, we entered into the Purchase Agreement, pursuant to which we sold and issued in the Offering to the Purchaser: (i) 1,494,084 shares of Common Stock (the “Offering Shares”); (ii) pre-funded warrants to purchase up to an aggregate of 1,023,901 shares of Common Stock (the “Pre-Funded Warrants”); (iii) Series A Warrants to purchase up to an aggregate of 2,517,985 shares of Common Stock; and (iv) Series B Warrants to purchase up to an aggregate of 2,517,985 shares of Common Stock.

The purchase price of the Offering Shares to the Purchaser was $1.39 per share. The purchase price of the Pre-Funded Warrants to the Purchaser was $1.3899 per Pre-Funded Warrant, which equals the purchase price per Offering Share minus the $0.0001 exercise price per Pre-Funded Warrant. Each Offering Share and Pre-Funded Warrant was accompanied by a Series A Warrant and a Series B Warrant, each to purchase one share of Common Stock. The Purchaser did not pay any additional consideration for the Common Warrants. The gross proceeds from the Offering were approximately $3.5 million, before deducting placement agent fees and other expenses payable by us, and excluding the proceeds, if any, from the exercise of the Common Warrants. The Offering was completed on October 30, 2026.

Under the Purchase Agreement, we are obligated to obtain the written consent of a majority of our stockholders to permit the exercise of the Common Warrants pursuant to their terms and issuance of the Warrant Shares at the earliest practical date after the date of the Purchase Agreement (the “Stockholder Approval”).

The Common Warrants will be exercisable for up to an aggregate of 5,035,970 shares of Common Stock beginning on the effective date of the Stockholder Approval, or the date that is twenty (20) calendar days after the date that the enclosed Information Statement is filed and mailed to our stockholders of record on the Record Date. The Series A Warrants will have an exercise price of $1.53 per share and will expire five years from the date of Stockholder Approval. The Series B Warrants will have an exercise price of $1.39 per share and will expire eighteen months from the date of Stockholder Approval. The Series B Warrants will be callable by the Company, subject to certain conditions, if the trading price of the Common Stock exceeds 400% of the exercise price and the average daily dollar trading volume of the Common Stock exceeds $1.0 million over a period of ten consecutive trading days. Upon a call, any portion of the Series B Warrants not exercised within ten trading days following the holder's receipt of the call notice will be cancelled.

In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the shares of Common Stock, subject to certain exceptions, then upon any subsequent exercise of a Common Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require the Company or a successor entity to purchase the Common Warrants for cash in the amount of the Black Scholes Value (as defined in the Common Warrants) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in the Company’s control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrants that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

This summary provides basic information concerning the Common Warrants and the Purchase Agreement. The full text of each of the form of the Common Warrants and the Purchase Agreement were filed as exhibits to a Current Report on Form 8-K (Film no. 261504519) filed with the SEC on October 30, 2026.

Nasdaq Listing Rules Requirements and Reason for Stockholder Approval

Nasdaq Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which, alone or together with sales by officers, directors or substantial shareholders of a Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price less than the “Minimum Price.”

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Pursuant to Nasdaq guidance, the total potential shares issuable in a transaction, regardless of beneficial ownership blockers in securities convertible into common stock, are included when determining whether the 20% threshold is met for purposes of Nasdaq Rule 5635(d). While, we cannot predict whether or when the Purchaser will exercise the Common Warrants and are unable to accurately forecast or predict with any certainty the total amount of Common Stock that may ultimately be issued, the total potential shares of Common Stock issuable to the Purchaser in the Offering exceeds 20% of the Company’s outstanding Common Stock before the issuance.

Nasdaq defines “Minimum Price” as the lower of the closing price immediately prior to the execution of the binding agreement or the average closing price of the common stock for the 5 trading days immediately preceding the execution of the binding agreement. Pursuant to Nasdaq guidance, a company must attribute a value of $0.125 to each share of common stock underlying a warrant for the purposes of determining whether the warrant is issued at a discount to the Minimum Price. While the purchase price of the Offering Shares to the Purchaser was $1.39 per share (which was equal to the Minimum Price) the Purchaser did not pay an additional $0.125 per Common Warrant and therefore the sale of the Common Warrants did not satisfy the Minimum Price condition of Nasdaq Rule 5635(d).

Because the number of Warrant Shares issuable to the Purchaser could result in the issuance of shares exceeding the 20% threshold for the purposes of Nasdaq Rule 5635(d) and the Offering Shares and Common Warrants were issued below the Minimum Price, Stockholder Approval is required under Nasdaq Rule 5635(d). Accordingly, the Warrant Share Issuance was approved by the Consenting Stockholders as required by the Purchase Agreement and to ensure compliance with Nasdaq Rule 5635(d).

Potential Adverse Effects of the Approval of the Warrant Stockholder Approval Provisions

Following effectiveness of the approval of the Warrant Share Issuance, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of Warrant Shares upon exercise of the Common Warrants. The sale into the public market of the Warrant Shares also could materially and adversely affect the market price of our Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of November 3, 2026, concerning beneficial ownership of our Common Stock held by (1) each person or entity known by us to beneficially own more than five percent (5%) of any class of our voting securities, (2) each of our directors, (3) each of our executive officers, and (4) all of our current directors and executive officers as a group. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Percentages are calculated based on 15,615,199 shares of our Common Stock issued and outstanding on November 3, 2026. The address for our officers and directors is c/o OpenWorld, Inc., 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746.

Title of Class	Name/Position	Beneficial Ownership		Percentage of Class(1)
	Named Executive Officers:
Common	Adam Stedham(2)	83,361	(3)	*
Common	Jennifer Cola(4)	9,665		*
Common	Fred Volk	12,100		*
	Directors:
Common	Matthew Shaw(5)	6,361,843	(6)	40.74%
Common	Raghav Chopra	—		—
Common	Thomas Rossiter	—		—
Common	Chantal Schutz	—		—
Common	All Executive Officers and Directors as a group (7 persons)	7,662,639		46.63%
	5% Stockholders:
Common	Webslinger Holdings Inc.(7)	4,989,997		31.96%
Common	Armistice Capital Master Fund Ltd. (8)	1,733,094	(9)	9.99%

* indicates less than 1%

(1)	The amounts reported by each person are as of November 3, 2026, with percentages based on 15,615,199 shares issued and outstanding as of that date, except where the person has the right to receive shares within the next sixty (60) days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. “Beneficial ownership” is deemed to include shares for which a person, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the person’s benefit, and includes shares that may be acquired within sixty (60) days, including the right to acquire shares by the exercise of options. Shares that may be acquired within sixty (60) days by the exercise of options are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and sole dispositive power over all of the shares shown in the table.
(2)	Mr. Stedham is the former Chief Executive Officer. Immediately after closing of the Merger, Mr. Stedham resigned as our President and Chief Executive Officer and principal executive officer and was appointed as President of Precision Logistics.
(3)	Includes (i) 80,501 shares of common stock held directly, and (ii) 2,860 shares of common stock underlying unpaid RSUs.
(4)	Ms. Cola is our former Chief Financial Officer.
(5)	Mr. Shaw is our current Chief Executive Officer and Chairman of the Board of the Directors of the Company.
(6)	Includes (i) 685,923 shares of common stock held directly, (ii) 685,923 shares of common stock held indirectly by Beech Holdings Ltd., and (iii) 4,989,997 shares of common stock held indirectly by Webslinger Holdings Inc.
(7)	See footnote 6.
(8)	Based on the Company’s knowledge, the securities are held directly by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(9)	Includes 239,010 shares of Common Stock underlying pre-funded warrants that are presently exercisable within sixty (60) days. This amount excludes pre-funded warrants exercisable for 784,891 shares of Common Stock subject to a beneficial ownership limitation of 9.99%, which limitation restricts the stockholder from exercising that portion of the warrants that would result in the stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. This amount also excludes common stock purchase warrants to purchase an aggregate of 5,035,970 shares of Common Stock subject to stockholder approval and beneficial ownership limitations of 4.99%.

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NO DISSENTER’S RIGHTS

Under the NRS, the Company’s stockholders are not entitled to dissenters’ or appraisal rights with respect to the Warrant Share Issuance.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No executive officer or director, or any associate of such person, has any substantial interest in the matters acted upon by the Consenting Stockholders, other than in his or her role as executive officer or director and their respective ownership of shares of Common Stock.

PROPOSALS BY SECURITY HOLDERS

No stockholder has requested us to include any proposals in this Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by sending a written request to us at our corporate headquarters at 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746, or by calling us at (585) 736-9400. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

ADDITIONAL INFORMATION

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov. We also maintain a website at https://openworld.dev/. We make available, free of charge, in the Investor Relations section of our website, documents we file with or furnish to the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports. We make this information available as soon as reasonably practicable after we electronically file such materials with, or furnish such information to, the SEC. The information found on our website is not part of this or any other report we file with, or furnish to, the SEC. Copies of such documents are available in print at no charge to any stockholder who makes a request. Such requests should be made to our corporate secretary at our corporate headquarters, 801 International Parkway, Fifth Floor, Lake Mary, Florida, 32746.

BY ORDER OF THE BOARD OF DIRECTORS
OF OPENWORLD, INC.,

Matthew Shaw
Chief Executive Officer and Chairman of the Board of Directors

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